INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-83504) of Composite Technology Corporation and subsidiary of our report, dated January 16, 2004 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-KSB of Composite Technology Corporation and subsidiary for the year ended September 30, 2003.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 2, 2004